SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WYNDHAM INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	94-2878485 (I.R.S. Employer Identification No.)

1950 Stemmons Freeway, Suite 6001, Dallas, Texas (Address of Principal Executive Offices)	75207 (Zip Code)

If this Form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
Pursuant to General Instruction
A.(c), please check the following
box. [X]

If this Form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. [ ]

Securities Act registration statement file number to which this form relates:	______________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of Class)

______________________________________________________________________________

INFORMATION REQUIRED IN REGISTRATION STATEMENT

          Wyndham International, Inc., a Delaware corporation ("Wyndham"), is amending the Registration Statement on Form 8-A relating to Wyndham's Preferred Stock Purchase Rights filed with the Securities and Exchange Commission (the "Commission") on July 2, 1999, as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A filed with the Commission on August 11, 1999.

Item 1.  Description of Registrant's Securities to be Registered.

          On May 12, 2000, Wyndham entered into Amendment No. 1 (the "Amendment") to the Shareholder Rights Agreement, dated as of June 29, 1999 (the "Rights Agreement"), between Wyndham and American Stock Transfer and Trust Company, as rights agent. The Amendment amended the Rights Agreement as follows:

    The definition of Acquiring Person was amended to increase the ownership threshold to become an Acquiring Person from 10% to 15% of the Company's class A common stock.

    The definition of Purchase Agreement was amended to refer to such agreement "as the same may be amended from time to time."

Item 2.  Exhibits.
Exhibit No.	Description
3.1	Certificate of Designation of Series C Participating Preferred Stock of Wyndham (incorporated by reference to Exhibit 3.1 to Wyndham's Registration Statement on Form 8-A filed on July 2, 1999).
4.1

Shareholder Rights Agreement, dated as of June 29, 1999, between Wyndham and American Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to Wyndham's Registration Statement on Form 8-A filed on July 2, 1999).

4.2*	Amendment No. 1 to the Shareholder Rights Agreement, dated May 12, 2000 by and between Wyndham and American Stock Transfer and Trust Company, as rights agent.

_______________

*Filed herewith.

______________________________________________________________________________

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By: /S/ RICHARD A. SMITH _______________________________ Richard A. Smith Executive Vice President and Chief Financial Officer

Date:  May 30, 2000

______________________________________________________________________________

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series C Participating Preferred Stock of Wyndham (incorporated by reference to Exhibit 3.1 to Wyndham's Registration Statement on Form 8-A filed on July 2, 1999).
4.1

Shareholder Rights Agreement, dated as of June 29, 1999, between Wyndham and American Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to Wyndham's Registration Statement on Form 8-A filed on July 2, 1999).

4.2*	Amendment No. 1 to the Shareholder Rights Agreement, dated May 12, 2000 by and between Wyndham and American Stock Transfer and Trust Company, as rights agent.

______________

*Filed herewith.